Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1285791
(State of incorporation)	(I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 80033

(303) 534-1030

(Address of Principal Executive Offices)

_____________________

2013 Solitario Exploration & Royalty Corp.

Omnibus Stock and Incentive Plan

(Full Title of the Plan)

_______________________

Christopher E. Herald

President and Chief Executive Officer

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 80033

(Name and address of agent for service)

(303) 534-1030

(Telephone number, including area code, of agent for service)

_________________

Copies to:

Clifford R. Pearl, Esq.

Peter F. Waltz, Esq.

Polsinelli PC

1515 Wynkoop, Suite 600

Denver, Colorado 80220

(303) 572-9300(phone) (303) 942-4135 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share pursuant to:
2013 Solitario Exploration & Royalty Omnibus Stock and Incentive Plan	1,750,000	$0.93	$1,627,500	$221.99

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)  The proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the market value for shares of the common stock in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sales prices on the NYSE MKT on July 31, 2013 per share of the common stock of the Registrant.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of this Part I is omitted in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in this Part I will be sent or given to participants in the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to incorporate by reference information into this Registration Statement. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Solitario Exploration & Royalty Corp. 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, Attention: Corporate Secretary, telephone: (303) 534-1030. This Registration Statement incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this Registration Statement:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and filed on March 18, 2013, as amended on May 21, 2013;

  Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and filed on May 9, 2013;

  Current Reports on Form 8-K (other than information furnished rather than filed) filed on March 22, 2013, April 25, 2013, May 24, 2013, June 18, 2013, June 20, 2013 and July 19, 2013; and

        The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on August 9, 2006, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. The additional

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information incorporated by reference is a part of this Registration Statement from the date of filing of those documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The information relating to us contained in this Registration Statement should be read together with the information in the documents incorporated by reference.

Item 4.           Description of Securities.

  Not required.

Item 5.           Interests of Named Experts and Counsel.

None.

Item 6.           Indemnification of Directors and Officers.

The Colorado Business Corporation Act allows a corporation to indemnify its directors, officers, employees, fiduciaries and agents against liability in certain situations. Our Articles of Incorporation authorize us to indemnify our directors to the fullest extent permitted by Colorado law.

Under the Colorado Business Corporation Act indemnification would be mandatory with respect to a director or officer who was wholly successful in defense of an action, suit or proceeding. As permitted by the Colorado Business Corporation Act and our By-laws, we will indemnify directors and officers, and may indemnify employees, fiduciaries and agents, against reasonably incurred expenses, judgments, penalties, fines and amounts paid in settlement reasonably incurred by them in connection with an action, suit or proceeding if it is determined that they conducted themselves in good faith and that they reasonably believed (i) in the case of conduct in their official capacity, that their conduct was in the company’s best interests, or (ii) in all other cases (except criminal cases), that their conduct was at least not opposed to the company’s best interests, or (iii) in the case of a criminal proceeding, that they had no reasonable cause to believe their conduct was unlawful. In proceedings brought by or in the right of the Company, indemnification will be limited to reasonable expenses incurred in connection with the proceeding. No indemnification will be provided with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Company in which the person was adjudged to be liable to the Company on in any proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which they were adjudged to be liable to the Company on the basis that they derived an improper personal benefit. Additional indemnification may be provided to officers, employees, fiduciaries or agents if they are not also directors, so long as such additional indemnification is provided for by general or specific action by the board of directors or stockholders or by contract and would not be inconsistent with public policy

Section 7-109-108 of the Colorado Business Corporation Act provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees, fiduciaries and agents, against any liability asserted against and incurred by such persons in any such capacity.

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Section 7-108-403 of the Colorado Business Corporation Act provides, among other things, that a director, who votes for or assents to an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions.

Section 7-108-402 of the Colorado Business Corporation Act allows a Colorado corporation to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising from any breach of the director’s duty of loyalty to the corporation or its shareholders, from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, from any transaction from which the director derived an improper personal benefit, or from any other act, omission or transaction as to which the Colorado Business Corporation Act prohibits the elimination or limitation of liability. Our Articles contain a provision limiting director liability for monetary damages for his or her conduct as a director.

Our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 7.           Exemption from Registration Claimed.

Not applicable.

ITEM 8.  EXHIBITS.

The exhibits to this registration statement are listed in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 9.           Undertakings.

A. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the

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Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Solitario Exploration & Royalty Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wheat Ridge, Colorado on August 1, 2013.

SOLITARIO EXPLORATION & ROYALY CORP.

By: /s/ Christopher E. Herald

Name: Christopher E. Herald

Title: President and Chief Executive Officer

Each of the undersigned whose signature appears below hereby constitutes and appoints Christopher E. Herald or James R. Maronick and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/Christopher E. Herald Christopher E. Herald	President, Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2013

/s/ James R. Maronick James R. Maronick	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 31, 2013
/s/ Mark E. Jones, III Mark E. Jones, III	Director	July 31, 2013

/s/ Brian Labadie Brian Labadie	Director	July 31, 2013

/s/ Leonard Harris Leonard Harris	Director	July 31, 2013

/s/ John Hainey John Hainey	Director	July 31, 2013

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	2013 Solitario Exploration & Royalty Corp. Ominbus Stock and Incentive Plan, incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed on June 20, 2013.
4.2	Form of Common Stock Certificate of Solitario Exploration & Royalty Corp., incorporated by reference from Exhibit 4.1 to Solitario’s Form 10-Q filed on August 7, 2008.
5.1	Opinion of Polsinelli PC, filed herewith
23.1	Consent of EKSH LLLP, filed herewith
23.2	Consent of Polsinelli PC (included as part of Exhibit 5.1 of this Registration Statement)

23.3	Consent of SRK Consulting (US), Inc., filed herewith

24.1	Power of Attorney (included on signature page of this Registration Statement)